POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned trustee and officer of EA Series Trust (the “Trust”) hereby appoints Michael D. Barolsky, Joshua Hinderliter, Sean Hegarty, and Wesley R. Gray and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him in his name, place and stead, in any and all capacities, to sign any and all Registration Statements on Form N-14 or Form N-1A, exemptive applications, no-action letter requests, proxy statements, any amendments or supplements thereto, and other regulatory filings made applicable to the Trust and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities regulator, any self-regulatory organization or other governmental or official body (including, without limitation, agencies, commissions and authorities) and any other regulatory authority having jurisdiction over the offer and sale of shares of each series of the Trust granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all acts that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument. Each counterpart may be executed in written form, by facsimile or by other means using electronic or digital technology, whether it is a computer-generated signature, an electronic copy of the party’s true ink signature, or otherwise.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of May 28, 2025.

Signature
/s/ Wesley R. Gray
Wesley R. Gray
/s/ Michael S. Pagano
Michael S. Pagano
/s/ Daniel Dorn
Daniel Dorn
/s/ Emeka Oguh
Emeka Oguh
/s/ Sean Hegarty
Sean Hegarty